Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 12, 2023, with respect to the combined financial statements of the Studio Business of Lions Gate Entertainment Corp. included in the Proxy Statement of Screaming Eagle Acquisition Corp. that is made a part of this Registration Statement (Amendment No. 1 to Form S-4 No. 333-276414) and Prospectus of SEAC II Corp. for the registration of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

February 9, 2024